Exhibit 107

Calculation of Filing Fee Tables

           F-1

(Form Type)

                Semidux (Cayman) Holding Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security	Security	Fee	Amount	Proposed	Proposed	Fee Rate	Amount of
	Type	Class	Calculation	Registered	Maximum	Maximum		Registration
		Title	or Carry		Offering	Aggregate		Fee
			Forward		Price Per	Offering
			Rule		Unit	Price(1)
Fees to Be Paid	Equity	Ordinary shares, par value $0.01 per share(2)	Rule 457(o)	—	$—	$17,250,000	0.00014760	$2,546.1
	Total Offering Amounts					$17,250,000		$2,546.1
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$2,546.1

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional ordinary shares to cover over-allotment, if any.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.